POWER OF ATTORNEY

The undersigned director of Chicago Atlantic BDC, Inc. (the “Company”) does hereby constitute and appoint Peter Sack, Scott Gordon, Thomas Geoffroy and Umesh Mahajan, each individually, his or her true and lawful attorney-in-fact and agent (each, an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as director of the Company as noted below, in the furtherance of the business and affairs of the Company: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Company's registration statement on Form N-2, as filed on May 11, 2026 regarding the registration of the Company and its shares of common stock, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in the undersigned’s name and on the undersigned’s behalf in the capacity indicated below to enable the Company to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, the Company. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a director or officer of the Company.

Signature	Title	Date

/s/ Michael W. Chorske	Director	May 11, 2026

/s/ Americo Da Corte	Director	May 11, 2026

/s/ Supurna VedBrat	Director	May 11, 2026

/s/ Tracey Brophy Warson	Director	May 11, 2026